Tripartite Agreement

AMONGST:

NATIONAL RESEARCH COUNCIL OF CANADA
whose head office address is:
1200 Montreal Road, Ottawa, Ontario, K1A OR6, Canada     (called "NRC")

AND:

CRAILAR TECHNOLOGIES, INC. (formerly Crailar Fiber Technologies, Inc.)
a corporation under the laws of British Columbia, whose address is:
305- 4420 Chatterton Way, Victoria, BC VSX 5J2, Canada      (called "Licensee")

AND:

IKEA SUPPLY AG
a corporation under the laws of Switzerland, whose address is:
Grüssenweg 15, 4133 Pratteln, Switzerland      (called "IKEA")

WHEREAS

(a)     NRC and Licensee entered into a Licensing Agreement, signed by NRC on 25

October 2006 and amended on 25 March 2011, which provided the Licensee with the worldwide right to use NRC technologies for the extraction of hemp fiber and the enzymatic extraction of plant fiber (NRC file numbers 11816 and 12104 respectively); ·

(b) Licensee and IKEA have entered into a General Agreement, signed by the Licensee on 9th of December 2013, whereby the Licensee undertakes to supply IKEA's manufacturers with enzymatically processed Flax and/or Hemp fibers for spinning yarn (the "Components");

(c) Licensee and IKEA have entered into a Loan Agreement, signed by the Licensee on the 29th of November 2013, whereby IKEA agreed to provide the Licensee with long- term funding to finance the Licensee's investment in capital equipment and working capital required in connection with supply of the Components for the end- production of IKEA articles;

(d) IKEA desires to ensure that it is able to maintain security of supply in the event that the Licensee is unable to meet its obligations to supply the Components;

In consideration of the mutual covenants hereunder, the parties agree as follows: Definitions:

NRC Intellectual Property Rights means Patents, copyright and other exclusionary rights in respect of the NRC Technology, and rights in respect of confidential information included in the NCR Technology.

NRC Technology means NRC inventions (not necessarily patentable), trade secrets, know- how, designs, written works, samples, biological material, and technical information created by or on behalf of the NRC relating to:

Extraction of Hemp Fibers - NRC File # 11816; and

Enzymatic Extraction of Plant Fiber- NRC File #12104

Termination Event means termination by NRC of the Licensing Agreement in accordance with Article 11 thereof, which includes, but is not necessarily limited to, (i) termination upon bankruptcy, insolvency, or assignment for the benefit of creditors, of or in respect of Licensee or any substantial part of its assets; (ii) termination upon preparation of a petition to have a receiver, administrator, liquidator, assignee, trustee, sequestrator, secured creditor or other similar official appointed over or in respect of Licensee; or (iii) termination if any other event occurs which under any applicable law would have an effect analogous to the situations described above, (a 'Termination Event').

1.      At any time before the repayment in full by Licensee to IKEA of the outstanding loan, including interest, pursuant to the Loan Agreement and for two years thereafter, upon occurrence of a Termination Event, NRC hereby grants to IKEA a new license that allows IKEA to substitute Licensee with either an IKEA affiliate or a third party mutually agreed with NRC, and to permit such new licensee to operate IKEA's business related to the NRC Technology under substantially the same conditions as set out in the Licensing Agreement with the limitation stated below. In such case any payments owed by IKEA are to be paid directly to the NRC. Upon occurrence of a Termination Event, the NRC and IKEA shall enter into a new license agreement that adequately reflects the new situation, on similar terms and conditions as the Licensing Agreement and reasonably taking into account any changes resulting from the Termination Event. IKEA's license to the NRC Intellectual Property shall however be limited to applications relevant for enzymatically processed Flax and/or Hemp fibers for spinning yarn in which applications relevant for the product applications listed in Appendix 1 shall be granted on an exclusive basis until 31.12.2016 and non- exclusive thereafter.

2.      Warranty of Licensing Rights: Each of NRC and Licensee warrants to IKEA that it has not previously granted any rights that would conflict with the rights granted in this amendment. Each of NRC and Licensee also warrants to IKEA that it is either the current owner or licensee (with power to sub-license) of the NRC Technology, as defined in the Licensing Agreement.

3.       Notices: Any notice related to this agreement, including a notice of change of address, must be sent to the addresses stated at the beginning of this Agreement, either by registered mail, which is deemed to be effective notice five days after mailing, or by courier or facsimile, which are effective notices only when acknowledged by a courier's delivery receipt or by a specific non-automatic return facsimile transmission.

4.      No Bribes: Each of Licensee and IKEA represents and warrants to NRC that no bribe, gift, reward, benefit or other inducement has been or will be paid, given, promised or offered directly or indirectly to any federal government official or employee or to a member of the family of such person, with a view to influencing the entry into this agreement or the administration of this Agreement.

5.      No Direct Benefit: Each of Licensee and IKEA represents and warrants to NRC that the following individuals shall not derive a direct benefit from this Agreement:

(a)      a current or former public office holder who is not in compliance with the Conflict of Interest Act, 2006, c.9, s.2;

(b)      a current or former member of the House of Commons who is not in compliance with the Conflict of Interest Code for Members of the House of Commons;

(c)      a current or former public servant who is not in compliance with the Values and

Ethics Code for the Public Service; or

(d)      a current or former NRC employee who is not in compliance with NRC's Conflict of Interest Policy.

6.      No Misrepresentation: Each of Licensee and IKEA represents and warrants to NRC that it, including its Directors, officers, employees or agents, has made no material misrepresentation, whether by omission or commission, with a view to the obtaining of this agreement.

7.      No Contingency Fee: Each of Licensee and IKEA represents and warrants to NRC that it has not directly or indirectly paid or agreed to pay and that it will not directly or indirectly pay a contingency fee for the solicitation, negotiation or obtaining of this agreement to any person, other than an employee acting in the normal course of the employee's duties. In this section, "contingency fee" means any payment or other compensation that depends or is calculated based on the degree of success in soliciting, negotiating or obtaining this Agreement and "person" includes any individual who is required to file a return with the registrar pursuant to the Lobbying Act, R.S.C.,1985,c. 44 (4th Supplement) as amended.

8.      Choice of Law: This Agreement shall be interpreted according to the laws of the Province of Ontario and the laws of Canada in force there.

9.      Counterparts and Facsimile Execution: This amendment may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one valid and binding agreement. A facsimile copy or portable document format (PDF) copy of an executed counterpart signature page will be as valid as an originally executed counterpart for purposes of signing this amendment.

SIGNED by NRC in three copies at Ottawa, Ontario, CANADA
Date: Dec 17, 2013	NATIONAL RESEARCH COUNCIL OF CANADA Per: /s/ Roman Szumski Name and title: Roman Szumski Vice-President, Life Sciences

SIGNED by Licensee in three copies at Vancouver, British Columbia, CANADA

Date: 18th December, 2013	CRAILAR TECHNOLOGIES, INC. Per: /s/ Ken Barker Name and title: Ken Barker Chief Executive Officer

SIGNED by IKEA in three copies at Pratteln, Switzerland
Date: _____________________________	IKEA SUPPLY AG Per: /s/ Magnus Holmquist Name and title: Magnus Holmquist Per Procura Per: /s/ Sven Skadinn Name and title: Sven Skadinn Per Procura

Appendix 1

Application to which IKEA shall be granted an exclusive license within the - Home Textile

Application, i.e.:

- Upholstery fabrics (including slip covers)

- Mattress tickings

- Bed linen

- Quilts & pillows

- Decorative cushion covers

- Rugs & mats (not wall to wall, but area rugs)

- Kitchen textiles

- Table textiles, in the woven segment only

- Blankets & throws

-Chair pads

- Curtains, blinds and panels

- Retail fabrics by the meter

- Bed spreads

-Construction textiles-boxes and storage applications

- Office textile